EXHIBIT 24.2

POWER OF ATTORNEY

     Each of the undersigned does hereby appoint Celia A. Colbert and Kenneth C. Frazier, and each of them severally, to be his or her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of Merck & Co., Inc., or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) a Registration Statement in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of Merck & Co., Inc. which may be purchased under the Hubbard LLC Employee Savings Plan (the “Plan”) covered by this Registration Statement, including amendments thereto and all other documents in connection therewith.

     IN WITNESS WHEREOF, this instrument has been duly executed as of the 27th day of July 2004.

MERCK & CO., INC.

By:	/s/ Raymond V. Gilmartin

Raymond V. Gilmartin
Chairman of the Board, President
& Chief Executive Officer
(Principal Executive Officer; Director)

/s/ Judy C. Lewent

Judy C. Lewent
Executive Vice President, Chief
Financial Officer and President,
Human Health Asia
(Principal Financial Officer)

/s/ Richard C. Henriques, Jr.

Richard C. Henriques, Jr.
Vice President, Controller
(Principal Accounting Officer)

DIRECTORS

/s/ Lawrence A. Bossidy	/s/ Thomas E. Shenk

Lawrence A. Bossidy	Thomas E. Shenk

/s/ William G. Bowen

William G. Bowen	Anne M. Tatlock

/s/ Johnnetta B. Cole	/s/ Samuel O. Thier

Johnnetta B. Cole	Samuel O. Thier

/s/ William B. Harrison, Jr.

William B. Harrison, Jr.	Wendell P. Weeks

/s/ William N. Kelley	/s/ Peter C. Wendell

William N. Kelley	Peter C. Wendell